UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 22, 2026

REDWOOD MORTGAGE INVESTORS IX, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-55601	26-3541068
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Bovet Road, Suite 302
San Mateo, CA	94402
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 365-5341

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On Aprill 22, 2026, Redwood Mortgage Investors IX, LLC, a Delaware limited liability company (the “Company”), dismissed BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm. On April 22, 2026, the Company engaged Baker Tilly US, LLP (“Baker Tilly”) as the Company’s new independent registered public accounting firm. The decision to dismiss BDO and appoint Baker Tilly was approved by the Company’s manager, Redwood Mortgage Corp.

The auditors’ reports of BDO regarding the Company’s financial statements for the fiscal years ended December 31, 2025 and 2024 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2025 and 2024, and during the subsequent interim period from January 1, 2026 through April 22, 2026, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of such disagreement in its reports and (b) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that the Company identified a material weakness in its internal control over financial reporting which pertains to internal controls over the Company’s evaluation of expected future credit losses, including determination of the current fair value of certain real properties collateralized against respective loans, not being prepared or reviewed in a timely manner. As disclosed in Item 9A, Controls and Procedures, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”), the Company remediated this material weakness as of December 31, 2025 through the implementation of remediation steps that improved the Company’s disclosure controls and procedures and its internal control over financial reporting. Please refer to the disclosure contained in Item 9A, Controls and Procedures of the 2025 Form 10-K for additional information regarding such remediation.

The Company provided BDO with a copy of the disclosures it is making in this report and requested that BDO furnish a letter to the Company addressed to the Securities and Exchange Commission stating whether BDO agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of BDO’s letter dated April 24, 2026 is attached as Exhibit 16.1 hereto.

During the fiscal years ended December 31, 2025 and 2024 and during the subsequent interim period from January 1, 2026 through April 22, 2026, neither the Company nor anyone on its behalf consulted with Baker Tilly regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Baker Tilly concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions), or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from BDO USA, P.C. to the Securities and Exchange Commission dated April 24, 2026.

104	Letter Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDWOOD MORTGAGE INVESTORS IX, LLC

By:	Redwood Mortgage Corp., Manager

	By:	/s/ Michael R. Burwell
	Name:	Michael R. Burwell
	Title:	President, Secretary and Treasurer

Date: April 24, 2026